EXPLANATORY NOTE

RSE Archive, LLC has prepared this Post-Qualification Amendment No. 12 to its Form 1-A, initially qualified by the Commission on October 11, 2019, solely for the purpose of filing amended Exhibit 6.119. Accordingly, this Post-Qualification Amendment No. 12 to Form 1-A consists only of Part I, this Explanatory Note, Part III, the signature page, and the revised exhibit. The Offering Circular is unchanged and has therefore been omitted.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Amended and Restated Form of Asset Management Agreement (9)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset (9)

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset (9)

III-1

Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset (9)

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset (9)

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset (9)

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset (9)

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset (9)

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset (9)

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset (9)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset (9)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset (9)

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset (9)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset (9)

Exhibit 6.59 – Upper90 Secured Demand Promissory Term Note (9)

Exhibit 6.60 - Purchase Agreement in respect of Series #56TEDWILL Asset (10)

Exhibit 6.61 - Purchase Agreement in respect of Series #03LEBRON Asset (10)

Exhibit 6.62 - Purchase Agreement in respect of Series #03JORDAN Asset (10)

Exhibit 6.63 - Purchase Agreement in respect of Series #68MAYS Asset (10)

Exhibit 6.64 - Purchase Agreement in respect of Series #51MANTLE Asset (10)

Exhibit 6.65 - Purchase Option Agreement in respect of Series #85MARIO Asset (10)

Exhibit 6.66 - Purchase Agreement in respect of Series #TKAM Asset (10)

Exhibit 6.67 - Purchase Option Agreement in respect of Series #TMNT1 Asset (10)

Exhibit 6.68 - Purchase Agreement in respect of Series #LINCOLN Asset (10)

Exhibit 6.69 - Purchase Agreement in respect of Series #61JFK Asset (10)

Exhibit 6.70 - Purchase Option Agreement in respect of Series #GATSBY Asset (10)

Exhibit 6.71 - Purchase Option Agreement in respect of Series #NEWTON Asset (10)

Exhibit 6.72 - Purchase Agreement in respect of Series #BATMAN6 Asset (10)

Exhibit 6.73 - Purchase Agreement in respect of Series #STARWARS1 Asset (10)

Exhibit 6.74 - Purchase Agreement in respect of Series #DAREDEV1 Asset (10)

Exhibit 6.75 - Purchase Option Agreement in respect of Series #ALICE Asset (11)

Exhibit 6.76 - Purchase Agreement in respect of Series #14DRC Asset (11)

Exhibit 6.77 - Purchase Agreement in respect of Series #05LATOUR Asset (11)

Exhibit 6.78 - Purchase Agreement in respect of Series #16PETRUS Asset (11)

Exhibit 6.79 - Purchase Agreement in respect of Series #16SCREAG Asset (11)

Exhibit 6.80 - Purchase Option Agreement in respect of Series #HALONFR Asset (11)

Exhibit 6.81 - Purchase Agreement in respect of Series #03KOBE Asset (11)

Exhibit 6.82 - Purchase Agreement in respect of Series #86RICE Asset (11)

Exhibit 6.83 - Purchase Agreement in respect of Series #AVENGERS1 Asset (11)

Exhibit 6.84 - Purchase Agreement in respect of Series #SUPER14 Asset (11)

Exhibit 6.85 - Purchase Agreement in respect of Series #94JETER Asset (11)

Exhibit 6.86 - Purchase Agreement in respect of Series #62MANTLE Asset (11)

Exhibit 6.87 - Purchase Agreement in respect of Series #DUNE Asset (11)

Exhibit 6.88 - Purchase Agreement in respect of Series #TOS39 Asset (11)

Exhibit 6.89 - Purchase Option Agreement in respect of Series #2020TOPPS Asset (11)

Exhibit 6.90 - Purchase Agreement in respect of Series #93DAYTONA Asset (11)

Exhibit 6.91 - Purchase Agreement in respect of Series #TORNEK Asset (11)

Exhibit 6.92 - Purchase Agreement in respect of Series #57STARR Asset (11)

Exhibit 6.93 - Purchase Agreement in respect of Series #57MANTLE Asset (11)

Exhibit 6.94 - Purchase Agreement in respect of Series #39TEDWILL Asset (11)

Exhibit 6.95 - Purchase Agreement in respect of Series #37HEISMAN Asset (12)

Exhibit 6.96 - Purchase Agreement in respect of Series #JUSTICE1 Asset (12)

Exhibit 6.97 - Purchase Agreement in respect of Series #AF15 Asset (12)

Exhibit 6.98 - Purchase Agreement in respect of Series #59JFK Asset (12)

Exhibit 6.99 - Purchase Agreement in respect of Series #CLEMENTE2 Asset (12)

Exhibit 6.100 - Purchase Agreement in respect of Series #SPIDER10 Asset (12)

Exhibit 6.101 - Purchase Agreement in respect of Series #GRAPES Asset (12)

Exhibit 6.102 - Purchase Agreement in respect of Series #09TROUT Asset (12)

Exhibit 6.103 - Purchase Agreement in respect of Series #JOBSMAC Asset (12)

III-2

Exhibit 6.104 - Purchase Agreement in respect of Series #AVENGE57 Asset (12)

Exhibit 6.105 - Purchase Agreement in respect of Series #PICNIC Asset (12)

Exhibit 6.106 - Purchase Agreement in respect of Series #79STELLA Asset (12)

Exhibit 6.107 - Purchase Agreement in respect of Series #KEROUAC Asset (13)

Exhibit 6.108 - Purchase Agreement in respect of Series #09BEAUX Asset (13)

Exhibit 6.109 - Purchase Agreement in respect of Series #13BEAUX Asset (13)

Exhibit 6.110 - Purchase Agreement in respect of Series #09RBLEROY Asset (13)

Exhibit 6.111 - Purchase Agreement in respect of Series #00MOUTON Asset (13)

Exhibit 6.112 - Purchase Agreement in respect of Series #11BELAIR Asset (13)

Exhibit 6.113 - Purchase Agreement in respect of Series #06BRM Asset (13)

Exhibit 6.114 - Purchase Agreement in respect of Series #17DUJAC Asset (13)

Exhibit 6.115 - Purchase Agreement in respect of Series #00NEWMAN Asset (13)

Exhibit 6.116 - Purchase Agreement in respect of Series #NASA1 Asset (13)

Exhibit 6.117 - Purchase Agreement in respect of Series #03KOBE2 Asset (13)

Exhibit 6.118 - Purchase Agreement in respect of Series #FAUBOURG2 Asset (13)

Exhibit 6.119 - Amended and Restated Upper90 Secured Demand Promissory Term Note

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (5)

Exhibit 11.1 – Consent of EisnerAmper LLP (14)

Exhibit 12.1 – Opinion of Duane Morris LLP (14)

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on February 7, 2020

(9)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on March 31, 2020

(10)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on May 26, 2020

(11)Previously filed as an exhibit to the Company’s Form1-A/A filed with the Commission on July 10, 2020

(12)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 7, 2020

(13)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 15, 2020

(14)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on September 28, 2020

III-3

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	October 7, 2020
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	October 7, 2020
RSE ARCHIVE MANAGER, LLC By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	October 7, 2020